Exhibit 99.1

Imago BioSciences Appoints Michael Arenberg to Chief Operating and Business Officer

- Mr. Arenberg brings over 25 years of experience in the biopharmaceutical industry –

SOUTH SAN FRANCISCO, Calif. March 23, 2022 Imago BioSciences, Inc. (“Imago”) (Nasdaq: IMGO), a clinical stage biopharmaceutical company discovering new medicines for the treatment of myeloproliferative neoplasms (MPNs), today announced the appointment of Michael Arenberg to Chief Operating and Business Officer. Mr. Arenberg is a distinguished biopharmaceutical executive who will be charged with leading strategic operations, investor relations, commercial development and business development of Imago.

“I welcome Mike to Imago with great enthusiasm at this important stage of company development,” said Hugh Young Rienhoff, Jr., M.D., Chief Executive Officer of Imago BioSciences. “His extensive experience negotiating strategic collaborations and in a variety of strategic financial and operational roles will prove invaluable as we progress bomedemstat into Phase 3 clinical development and beyond.”

“I am excited to be joining Imago at this pivotal time for the company as it advances development of bomedemstat, its very promising proprietary LSD1 inhibitor,” said Mr. Arenberg. “The Company has already generated impressive clinical data for bomedemstat, demonstrating favorable clinical responses in high-risk patients suffering from essential thrombocythemia and myelofibrosis, two chronic bone marrow cancers where high-risk patients are in great need of new therapies.”

Michael Arenberg is an experienced executive with over 25 years of experience within the biopharmaceutical, healthcare and medical device industries. Prior to joining Imago, Mr. Arenberg spent 22 years at DURECT Corporation where he most recently served for the past three plus years as the company’s Chief Financial Officer. Before being appointed CFO, Mr. Arenberg held roles with increasing responsibilities including as Senior Vice President of Corporate and Business Development. His responsibilities at DURECT included negotiating and closing a number of significant strategic collaborations and transactions, overseeing all financial and capital market activities, public relations and investor relations, strategic planning, and oversight of several operational groups. Mr. Arenberg began his career as a co-founder of IntraEAR, Inc., a drug delivery medical device company, which was sold to DURECT after 5 years of operation.

Mr. Arenberg earned a law degree from University of Denver, Sturm College of Law, and an MBA from Santa Clara University.

Today, Imago also confirmed Laura G. Eichorn, previously Chief Operating Officer and Interim Chief Financial Officer, as the Chief Financial Officer of Imago. Ms. Eichorn is a co-Founder of Imago BioSciences who has more than 25 years of operational experience spanning finance, operations, human resources, and communications.

About Imago BioSciences

Imago BioSciences is a clinical-stage biopharmaceutical company discovering and developing novel small molecule product candidates that target lysine-specific demethylase 1 (LSD1), an enzyme that plays a central role in the production of blood cells in the bone marrow. Imago is focused on improving the quality and length of life for patients with cancer and bone marrow diseases. Bomedemstat, an orally available, small molecule inhibitor of LSD1, is the lead product candidate discovered by Imago for the treatment of certain myeloproliferative neoplasms (MPNs), a family of related, chronic cancers of the bone marrow. Imago is evaluating Bomedemstat as a potentially disease-modifying therapy in two Phase 2 clinical trials for the treatment of essential thrombocythemia (NCT04254978) and myelofibrosis (NCT03136185). Bomedemstat has U.S. FDA Orphan Drug and Fast Track Designation for the treatment of ET and MF, European Medicines Agency (EMA) Orphan Designation for the treatment of ET and MF, and PRIority MEdicines (PRIME) Designation by the EMA for the treatment of MF. The company is based in South San Francisco, California.

To learn more visit www.imagobio.com, www.myelofibrosisclinicalstudy.com,

www.etclinicalstudy.com and follow us on Twitter @ImagoBioRx, Facebook and LinkedIn.

Forward Looking Statements

This press release contains forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “anticipates,” “may,” “will,” “should,” “expect,” “believe” and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements.

These statements may relate to, but are not limited to, the results, conduct, progress and timing of Imago clinical trials, the regulatory approval path for bomedemstat, including a registrational clinical program or review of the Phase 3 Protocol and plans for future operations, as well as assumptions relating to the foregoing. Forward looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Important factors that could affect future results and cause those results to differ materially from those expressed in the forward-looking statements include: our ability to enroll patients in clinical trials, delays in clinical trials or an inability to successfully conduct or complete clinical trials on expected timelines or at all, the occurrence of harmful side effects or other characteristics that indicate bomedemstat does not meet applicable regulatory criteria, changes in the market for bomedemstat that impact its commercial attractiveness, our ability to produce bomedemstat in commercial quantities at an acceptable cost, and other risks related to the regulatory approval path for bomedemstat and our ability to receive regulatory approval for bomedemstat and commercialize bomedemstat. You should not put undue reliance on any forward-looking statements. Forward looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved, if at all.

Except as required by law, Imago does not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

INVESTORS

Laurence Watts

Gilmartin Group, LLC.

laurence@gilmartinir.com

MEDIA

Will Zasadny

Canale Communications

will.zasadny@canalecomm.com